Exhibit 10.56
Lease Agreement


                          STANDARD FORM OF MULTI-TENANT
                               LEASE AND RIDER
                              Table of Contents

ARTICLE                                                                    PAGE
 1.    Rent..............................................................     1
 2.    Occupancy.........................................................     1
 3.    Tenant Alterations................................................     1
 4.    Maintenance and Repairs...........................................     1
 5.    Window Cleaning...................................................     1
 6.    Requirements of Law, Fire Insurance, Floor Loads..................     1
 7.    Subordination.....................................................     2
 8.    Property-Loss, Damage, Reimbursement, Indemnity...................     2
 9.    Destruction, Fire and Other Casualty..............................     2
10.    Eminent Domain....................................................     2
11.    Assignment, Mortgage, Etc.........................................     2
12.    Electric Current..................................................     2
13.    Access to Premises................................................     2
14.    Vault, Vault Space, Etc...........................................     3
15.    Occupancy.........................................................     3
16.    Bankruptcy........................................................     3
17.    Default...........................................................     3
18.    Remedies of Owner and Waiver of Redemption........................     3
19.    Fees and Expenses.................................................     3
20.    Building Alterations and Management...............................     3
21.    No Representation by Owner........................................     3
22.    End of Term.......................................................     4
23.    Quiet Enjoyment...................................................     4
24.    Failure to Give Possession........................................     4
25.    No Waiver.........................................................     4
26.    Waiver of Trail by Jury...........................................     4
27.    Inability to Perform..............................................     4
28.    Intentionally Omitted.............................................     4
29.    Water Charges.....................................................     4
30.    Sprinklers........................................................     4
31.    Elevators, Heat, Cleaning.........................................     4
32.    Security..........................................................     5
33.    Captions..........................................................     5
34.    Definitions.......................................................     5
35.    Adjacent Excavation-Shoring.......................................     5
36.    Intentionally Omitted.............................................     5
37.    Glass.............................................................     5
38.    Estoppel Certificate..............................................     5
39.    Intentionally Omitted.............................................     5
40.    Successors and Assigns............................................     5
41.    Additional Definitions............................................     6
42.    Term; Preparation for Occupancy and Possession....................     7
43.    Rent..............................................................    15
44.    Parking...........................................................    16
45.    Tax Escalation....................................................    17
46.    Common Area Maintenance Charge....................................    19
47.    Cleaning; Trash Removal...........................................    20
48.    Utilities.........................................................    20
49.    Amendments for Financing; Information for Mortgagees...............   21
50.    Broker............................................................    21
51.    Signs.............................................................    21
52.    Holdover..........................................................    22
53.    Insurance and Indemnity...........................................    22
54.    Exculpation.......................................................    24
55.    Rules and Regulations.............................................    24
56.    Tenant's Alterations and Maintenance..............................    24
57.    Notice............................................................    25
58.    Miscellaneous.....................................................    25
59.    Amendments to Printed Form........................................    27
60.    Option to Extend..................................................    31
61.    Option For Fourth Additional Premises.............................    34
Exhibit A - Rules and Regulations
Exhibit B - Work Specifications
Exhibit C - Floor Plan

                          STANDARD FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.
                      Copyright 1992. All Rights Reserved.
                  Reproduction in whole or in part prohibited.


AGREEMENT OF LEASE, made as of this    day of May 1996, between ROBERT MARTIN
COMPANY, a New York partnership, having an office at 100 Clearbrook Road, Elmsford, New York 10523 party of the first part, hereinafter referred to as OWNER, and CITYSCAPE CORP., a New York corporation, having an office at 565 Taxter Road, Elmsford, New York 10523 party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner
(i) the area of the upper level shown on the floor plan containing approximately 17,000 square feet (the "Initial Premises") in the building known as Eight Skyline Drive, Hawthorne, New York (the "Building") for a term commencing on the Commencement Date (as defined in Section 42(a)) and expiring on the Expiration Date (as defined in Section 42(a)), (ii) the area of the upper level in the Building shown on the floor plan attached hereto containing approximately 8,200 square feet (the "First Additional Premises") for a term commencing on the First Additional Premises Commencement Date (as defined in
Section 42(d)) and expiring on the Expiration Date, (iii) the area of the ground floor in the Building shown on the floor plan attached hereto containing approximately 5,710 square feet (the "Second Additional Premises") for a term commencing on the Second Additional Premises Commencement Date (as defined in
Section 42(f)) and expiring on the Expiration Date and (iv) the area of the ground floor in the Building shown on the floor plan attached hereto containing approximately 4,300 square feet (the "Third Additional Premises") for a term commencing on the Third Additional Premises Commencement Date (as defined in
Section 42(g)) and expiring on the Expiration Date, which Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises combine to form the demised premises containing approximately 35,210 square feet (the Initial Premises, First Additional Premises, Second Additional Premises and Third additional Premises are collectively hereinafter referred to as the "demised premises", except that the demised premises shall not be deemed to include the First Additional Premises until the First Additional Premises Commencement Date, the Second Additional Premises until the Second Additional Premises Commencement Date and the Third Additional Premises until the Third Additional Premises Commencement Date).

The annual rental rate (the "Fixed Annual Rent") shall be $246,500.00 per annum for the period commencing on the Commencement Date and shall be increased by
(i) $118,900.00 per annum for the period commencing on the First Additional Premises Commencement Date, (ii) $82,795.00 per annum for the period commencing on the Second Additional Premises Commencement Date and (iii) $62,350.00 per annum for the period commencing on the Third Additional Premises Commencement Date.

The "Rentable Area" as used herein shall mean approximately 17,000 square feet for the period commencing on the Commencement Date and shall be increased by
(i) approximately 8,200 square feet for the period commencing on the First Additional Premises Commencement Date, (ii) approximately 5,710 square feet for the period commencing on the Second Additional Premises Commencement Date and
(iii) approximately 4,300 square feet for the period commencing on the Third Additional Premises Commencement Date.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant
shall pay the first     monthly installment(s) on the execution hereof (unless
this lease be a renewal).

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

OCCUPANCY

1.   Tenant shall pay the rent as above and as hereinafter provided.

2. Tenant shall use and occupy demised premises for general office and storage of office files and for no other purpose.

ALTERATIONS:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Notwithstanding the foregoing, Tenant may make nonstructural alterations provided that such alterations do not (i) adversely affect the utility or mechanical systems servicing the Building, (ii) require a building permit or (iii) exceed, in the aggregate, $50,000.00 in cost. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make other alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner which approval shall not be unreasonably withheld or delayed. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All properly permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense. (See Article 56)

REPAIRS:

4. Owner shall maintain and repair the exterior of and the public portions of the building in a first class manner. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities and the windows and window frames and, the fixtures and appurtenance therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the reasonable and actual expenses thereof actually incurred by Owner shall be collectible, as additional rent, after rendition of a reasonable bill or statement therefor. If the demised premises be or become infested with vermin caused by Tenant, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. In performing any work in the demised premises, Owner shall use its reasonable efforts to minimize interference with Tenant's use of the demised premises. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appliances or equipment thereof. The provisions of this
Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply. (See
Article 5)

WINDOW CLEANING:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of any other body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building or building systems, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect therein. Tenant shall not do or permit any act or thing to be done in or to the demised premises or the Building or any property adjacent thereto which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not knowingly keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect as if Tenant were not occupying the Building. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.
(See Article 59)

SUBORDINATION:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor, or by any mortgagee affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request. Owner shall use its reasonable efforts to obtain for Tenant's benefit a non-disturbance agreement from the holder of any mortgage or ground or underlying lease which is superior to this lease, in the form then customarily used by the grantor of said agreement, providing in substance that so long as Tenant is not in default under this lease beyond any applicable grace period, then the grantor will not terminate this lease or take any action to recover possession of the demised premises, notwithstanding any foreclosure of the mortgage or default under, or terminate of, the ground or underlying lease. Any fees or costs imposed by the grantor or its attorney, shall be paid by Owner. (See Article 59)

PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened, or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Owner shall not brick up the windows any longer than is reasonably required. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and the lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of destruction and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant, unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume thirty (30) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasers' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Rent Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the terms of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Owner has not received any notices of eminent domain affecting the Real Property.

ASSIGNMENT, MORTGAGE, ETC.:

11. Tenant, for itself, its heirs, distributees, executives, administrators, legal representatives, sucessors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner in an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. (See Article 59)

ELECTRIC CURRENT:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached herein. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. Notwithstanding anything contained herein, Tenant is presently receiving electricity directly from the utility company pursuant to Article 48. (See Article 48)

ACCESS TO PREMISES:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon reasonable notice to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes, ducts and conduits in and through the demised premises and to erect new pipes, ducts and conduits therein provided, wherever possible, whether they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. In performing such work, Owner shall use reasonable efforts to minimize interference with Tenant's use of the demised premises. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

VAULT, VAULT SPACE, AREA:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

OCCUPANCY:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Owner represents that the Certificate of Occupancy covering the demised premises on the Commencement Date shall permit Tenant's use of the demised premises as set forth in Article 2. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.


BANKRUPTCY:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with is terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. (See Article 59)

DEFAULT:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted or if Tenant shall fail more than 3 times during any 12 month period during the term of this lease to make timely payments of rent or if this lease be rejected under S235 of Title II of the U.S Code (bankruptcy code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after ten (10) days notice in the case of monetary default and thirty (30) days notice in the case of nonmonetary default, written notice,to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which such Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written ten (10) days notice in the case of monetary default and thirty (30) days notice in the case of nonmonetary default notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days notice in the case of monetary default and thirty (30) days notice in the case of nonmonetary default, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) days notice in the case of monetary default and thirty (30) days notice in the case of nonmonetary default, and if Tenant shall not have diligently commenced curing such default within such ten (10) days notice in the case of monetary default and thirty (30) days notice in the case of nonmonetary default period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, and in the case of failure of Tenant to pay rent or additional rent, Owner shall give Tenant ten (10) additional days notice of such failure to pay and if Tenant shall fail to pay within such ten (10) day period, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the terms thereunder shall end and expire as fully and completely as if the expiration of such five
(5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given and applicable grace periods have expired and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any term of additional rent herein mentioned or any part of either or in making any other payment herein required; then an in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and disposses Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall not default hereunder prior to the date fixed as the commencement of or renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.


REMEDIES OF OWNER AND WAIVER OF REDEMPTIONS:

18. In case of any such default, to entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part of parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof. Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.


FEES AND EXPENSES:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms and provisions in any article of this lease, then unless otherwise provided elsewhere in this lease. Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any defaults by Tenant in the covenant to pay rent hereunder, makes any expenditures or actually incurs any obligations for the payment of money, including but not limited to reasonably attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement in Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expending or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. Such changes shall not unreasonably interfere with Tenant's use of the demised premises. There shall be no allowance to Tenant for elimination of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs to the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenants's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

21. Except as set forth herein, neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, casements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly reacquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to intent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.

QUIET ENJOYMENT:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 24 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any sense to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 221-a of the New York Real Property Law.

NO WAIVER:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy to this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attainment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury to any action, proceeding or counterclaim brought by either of the parties herein against the other (except for personal injury or property damage) or any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

INABILITY TO PERFORM:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles of any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. This lease and the obligations of Owner to perform hereunder shall in no wise be effected, impaired or excused because Tenant is unable to fulfill any of its obligations under this lease, other than the payment of Fixed Annual Rent or additional rent, by reason of unavoidable delays.

BILLS AND NOTICES:

28.  (See Article 57)

WATER CHARGES:

29. Owner shall furnish water to the demised premises for ordinary lavatory and kitchen use without charge. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy. Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, Owner's reasonable estimate of Tenant's share of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

SPRINKLERS:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any life insurance company. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural of non-structural in nature. Tenant shall pay to Owner as additional rent 34% for the period commencing on the Commencement Date and shall be increased by (i) 16.40% for the period commencing on the First Additional Premises Commencement Date, (ii) 11.42% for the period commencing on the Second Additional Premises Commencement Date and (iii) 8.60% for the period commencing on the Third Additional Premises Commencement Date of the contract price for sprinkler supervisory service and alarm service.

ELEVATORS, HEAT, CLEANING:

31. As long as Tenant is not in default under any of the covenants of this lease beyond applicable notice and grace periods, Owners shall: clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Owner reserves the right to stop service of the heating, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements. In the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Owner shall use its reasonable and diligent efforts to cause such services to be restored as expeditiously as possible.

SECURITY:

32. Tenant has deposited with Owner the sum of $61,625.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease after the expiration of applicable notice and grace periods including, but not limited to, the payment of rent and additional rent. Owner may use, supply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. If Owner so uses, applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Owner the amount so used, applied or retained, so that Owner shall have the full deposit on hand at all times during the term of this lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. On or before the First
Additional Premises Commencement Date, Tenant shall deposit with Owner, as additional security, $29,725.00. On or before the Second Additional Premises Commencement Date, Tenant shall deposit with Owner, as additional security, $20,698.00. On or before the Third Additional Premises Commencement Date,
Tenant shall deposit with Owner, as additional security, $15,587.50. Such additional sums shall be held by Owner in accordance with the provisions of this Article 32. The security deposited hereunder shall be placed in an interest bearing account. Interest earned by Owner on the security deposit shall be distributed to Tenant annually provided that Tenant shall not be in default hereunder. Owner shall retain 1% of the security deposit annually as an administrative fee.

CAPTIONS:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:

34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building for the owner of a lease of the building or of the land and building of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and consigned without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to every and any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVATION -- SHORING:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement or rent.

RULES AND REGULATIONS:

36.  (See Article 55)

GLASS:

37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

ESTOPPEL CERTIFICATE:

38. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and if so, specifying each such default.

DIRECTORY BOARD LISTING:

39.  (See Article 51)

SUCCESSORS AND ASSIGNS:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.


     IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


Witness for Owner:                      ROBERT MARTIN COMPANY
                                        -------------------------------CORP.
                                                                       SEAL
                                        By:
- -----------------------------------     -------------------------------(L.S.)
                                            President

Witness for Tenant:                     CITYSCAPE CORP.
                                        -------------------------------CORP.
                                                                       SEAL
                                        By: [SIGNATURE ILLEGIBLE]
- -----------------------------------     -------------------------------(L.S.)
                                            Exec. Vice President


    FEDERAL I.D. # / SOCIAL SECURITY #
                                        -------------------------------

                                                                    MULTI/MAS 88

Striking out or deletion of any portion of this lease (and the insertion of asterisks at various points) was done as a matter of convenience in preparing the lease for execution. The language omitted (as well as the use or placement of such asterisks) is not to be given any effect in construing this lease,

                                                 RULES & REGULATIONS - Exhibit A
                                                 WORK SPECIFICATIONS - Exhibit B
                                                          FLOOR PLAN - Exhibit C
                                           TEMPORARY LEASE AGREEMENT - Exhibit D

             STANDARD FORM OF RIDER TO STANDARD FORM OF LOFT LEASE

Date of Lease:   May   , 1996
        Owner:   ROBERT MARTIN COMPANY
       Tenant:   CITYSCAPE CORP.
     Building:   EIGHT SKYLINE DRIVE, HAWTHORNE, NY
Rentable Area:   approximately 17,000 square feet for the period commencing on the Commencement Date and shall be increased by (i) approximately 8,200 square feet for the period commencing on the First Additional Premises Commencement Date, (ii) approximately 5,710 square feet for the period commencing on the Second Additional Premises Commencement Date and (iii) approximately 4,300 square feet for the period commencing on the Third Additional Premises Commencement Date.

         41. Additional Definitions. For all purposes of this lease, and all agreements supplemental hereto, the terms defined in this Article shall have the meanings specified unless the context otherwise requires:

         (a) The term laws and requirements of public authorities shall mean laws and ordinances of federal, state, city, town, and county governments, and rules, regulations, orders and directives of departments, subdivisions, bureaus, agencies or offices thereof, or any other governmental, public or quasi-public authorities having jurisdiction over the Building, and the directions of any public officer pursuant to law.

         (b) The word invitee shall mean any employee, agent, visitor, customer, contractor, licensee, or other party claiming under, or in the Building, or in the Park, if applicable, by permission or sufferance of, Owner or Tenant.

         (c) The term requirements of insurance bodies shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters or New York Fire Insurance Rating Organization or any similar body performing the same or similar functions.

         (d) The term unavoidable delays shall mean delays due to strikes or labor troubles, fire or other casualty, governmental restrictions, enemy action, civil commotion, war or other emergency, acts of God or nature, or any cause beyond the reasonable control of either party whether or not similar to any of the causes stated above, but not the inability of either party to obtain financing which may be necessary to carry out its obligations.

         (e) The term Real Property shall mean the tax lot of which the demised premises is a part. The Building is assessed with 10 Skyline Drive. For the purposes of this lease, the Building is allocated of 71.1% of the Taxes for the Real Property based on the relative square footage of each building.*

                                                                    MULTI/MAS 88

         (f) The term lease year shall mean the 12 month period commencing with the Commencement Date (as defined in paragraph (a) of Article 42), and ending the day preceding the first anniversary of the Commencement Date (except that if the Commencement Date shall occur on a day other than the first day of a calendar month, such period shall commence with the Commencement Date and end with the last day of the 12th full calendar month thereafter) and each 12 month period thereafter, all or part of which falls within the term of this lease.

         (g) The word rent shall mean the Fixed Annual Rent and such other sums due Owner pursuant to this lease. All sums due Owner, other than Fixed Annual Rent, are included in the term additional rent.

         (h) The term Hazardous Materials shall mean (i) any chemical, material or substance defined as or included in the definitions of "hazardous substance", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substance" or words of similar import, under any applicable local, state, or federal laws, including but not limited to the Federal Water Pollution Act (33 U.S.C. Section 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resources Conservation and Recovery Act (42 U.S.C. 6901 et seq., 42 U.S.C. Section 7401 et seq.) and CERCLA (42 U.S.C. 9601 et seq.), all as may be amended from time to time; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyls; (v) radioactive materials; and (vi) radon gas. Notwithstanding anything contained in this lease to the contrary, Tenant may use ordinary cleaning materials in reasonable quantities in the demised premises.*

         (i) The term business days as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and all days designated as holidays by the applicable building service union employees service contract.

         (j) The term Executive Park or Park shall mean Mid Westchester Executive Park, located in the Town of Mount Pleasant, County of Westchester and State of New York.

         42.  Term; Preparation for Occupancy and Possession.

         (a) The term of this lease and the estate hereby granted shall commence on a date (the "Commencement Date") which shall be the earlier of the day (i) on which the Initial Premises shall be deemed to be completed as such term is defined in paragraph (c) of this Article (of which date Tenant shall be given 5 days notice), or (ii) Tenant (or anyone claiming under or through Tenant) shall occupy the Initial Premises. The term shall expire on the last day of the month five (5) years after the month in which the Commencement Date occurs (the "Expiration Date") or on such earlier date upon which said term may expire or be terminated pursuant to any provision of this lease or law. Promptly following the determination of the Commencement Date, the parties shall enter into a supplementary written agreement setting forth the Commencement and Expiration Dates.

         (b) The Initial Premises shall be completed and initially prepared by Owner in the manner set forth in, and subject to the provisions of, the attached Work Specifications and Floor Plan. Tenant and its contractors shall be entitled to access to the Initial Premises prior to the completion of Owner's work, subject to Owner's prior approval, and only so long as they work in conformity with and do not interfere, in Owner's judgment, with Owner or its contractors in the completion of Owner's work, and provided they accept the administrative supervision of Owner. If Tenant's work interferes with Owner's work, in Owner's judgment,

                                                                    MULTI/MAS 88

Owner may withdraw the license granted to Tenant pursuant to this paragraph upon 24 hours notice. Tenant's selection of contractors must be in compliance with the provisions of this lease.

         (c) The Initial Premises shall be deemed completed on the date on which Owner's work in the Initial Premises has been substantially completed (notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the Initial Premises) and a (temporary or final) certificate of occupancy is issued for the Initial Premises. If Owner shall obtain a temporary certificate of occupancy, the Initial Premises shall be substantially completed only if such temporary certificate of occupancy shall permit Tenant to use the Initial Premises in accordance with Article 2, and Owner shall proceed diligently to obtain a final certificate of occupancy. If completion of the Initial Premises by Owner is delayed by reason of:

              (i) any act or omission of Tenant or any or its employees, agents or contractors, including failure of Tenant to comply with any of its obligations under the Work Specifications, or

              (ii) Tenant's failure to plan or execute Tenant's work with reasonable speed and diligence, or

              (iii) Tenant's failure to make selections required by the Work Specifications, or

              (iv) Tenant's changes by Tenant in its drawings or specifications or changes or substitutions requested by Tenant, or

              (v) Tenant's failure to submit or approve drawings, plans or specifications timely, or

              (vi) Tenant's failure to deliver to Owner the first month's rent (if required by the provisions on the first page of this lease), and the security deposit required by Article 32 (if any),

then the Initial Premises shall be deemed completed, the Commencement Date shall be deemed to have occurred (and Tenant shall commence paying rent) on the date when it would have been completed and rent would have been due and payable but for such delay, and Tenant shall pay Owner all costs and damages which Owner may sustain by reason of such delay.*

Owner shall use its best efforts to cause the Initial Premises to be deemed complete within 60 days after the date of this lease, provided that Owner shall have no liability for its failure to cause the Initial Premises to be deemed complete by such date.*

In the event the Initial Premises are not ready for occupancy (for reasons other than as set forth in this Paragraph (c)) within 150 days after the date hereof, Tenant may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than 160 days after the date hereof, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other.*

         (d) (A) The First Additional Premises Commencement Date shall be the earlier of the day (i) on which the First Additional Premises shall be deemed to be completed as such term is defined in paragraph (c) of this Article (of which date Tenant shall be given 15 days notice), or (ii) Tenant (or anyone claiming under or

                                                                    MULTI/MAS 88

through Tenant) shall occupy the First Additional Premises. Promptly following the determination of the First Additional Premises Commencement Date, the parties shall enter into a supplementary written agreement setting forth the First Additional Premises Commencement Date.*

         (B) The First Additional Premises shall be completed and initially prepared by Owner in the manner set forth in, and subject to the provisions of, the attached or to be attached Work Specifications and Floor Plan. Tenant and its contractors shall be entitled to access to the First Additional Premises prior to the completion of Owner's work, subject to Owner's prior approval (which approval shall not be unreasonably withheld), and only so long as they work in conformity with and do not interfere, in Owner's reasonable judgment, with Owner or its contractors in the completion of Owner's work, and provided they accept the administrative supervision of Owner. If Tenant's work interferes with Owner's work, in Owner's reasonable judgment, Owner may withdraw the license granted to Tenant pursuant to this paragraph upon 24 hours notice. Tenant's selection of contractors must be in compliance with the provisions of this lease.*

         (C) The First Additional Premises shall be deemed completed on the date on which Owner's work in the First Additional Premises has been substantially completed (notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the First Additional Premises) and a (temporary or final) certificate of occupancy is issued for the First Additional Premises. If Owner shall obtain a temporary certificate of occupancy, the First Additional Premises shall be substantially completed only if such temporary certificate of occupancy shall permit Tenant to use the First Additional Premises in accordance with
Article 2, and Owner shall proceed diligently to obtain a final certificate of occupancy. If completion of the First Additional Premises by Owner is delayed by reason of:

              (i) any act or omission of Tenant or any of its employees, agents or contractors, including failure of Tenant to comply with any of its obligations under the Work Specifications, or

              (ii) Tenant's failure to plan or execute Tenant's work with reasonable speed and diligence, or

              (iii) Tenant's failure to make selections required by the Work Specifications, or

              (iv) Tenant's changes by Tenant in its drawings or specifications or changes or substitutions requested by Tenant, or

              (v) Tenant's failure to submit or approve drawings, plans or specifications, including layout specifications, timely, or

              (vi) Tenant's failure to deliver to Owner the first month's rent (if required by the provisions on the first page of this lease), and the security deposit required by Article 32 (if any), or

              (vii) Tenant's failure to approve construction drawings for the First Additional Premises within 15 days after the delivery of the drawings from Owner to Tenant,

then the First Additional Premises shall be deemed completed, the First Additional Premises Commencement Date shall be deemed to have

                                                                    MULTI/MAS 88

occurred (and Tenant shall commence paying rent) on the date when it would have been completed and rent would have been due and payable but for such delay, and Tenant shall pay Owner all costs and damages which Owner may sustain by reason of such delay.*

Owner shall use its best efforts to cause the First Additional Premises to be deemed complete on or before November 1, 1996, provided that Owner shall have no liability for its failure to cause the First Additional Premises to be deemed complete by such date. Owner shall notify Tenant if Owner is unable to deliver the First Additional Premises by November 1, 1996.*

In the event the First Additional Premises are not delivered by Owner (for reasons other than delays caused by any of the events set forth in clauses (i) -
(vii) of this subparagraph (C)) by February 1, 1997, Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than February 11, 1997, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be August 31, 1997.*

Owner shall contribute an amount equal to $108,650.00 ("Owner's Contribution"). If the cost of Owner's work in the First Additional Premises exceeds Owner's Contribution, then Tenant shall be required to pay such additional monies to Owner within 30 days after Owner sends an invoice to Tenant. Tenant shall not be entitled to any reimbursement, refund or credit if the cost of Owner's work in the First Additional Premises is less than Owner's Contribution.*

         (e) The Second Additional Premises Commencement Date shall be the earlier of (i) the date Owner shall deliver the Second Additional Premises to Tenant or (ii) Tenant (or anyone claiming under or through Tenant) shall occupy the Second Additional Premises. Promptly following the determination of the Second Additional Premises Commencement Date, the parties shall enter into a supplementary written agreement setting forth the Second Additional Premises Commencement Date. Owner shall notify Tenant as promptly as possible if Owner is unable to deliver the Second Additional Premises or Third Additional Premises by March 31, 1998. Owner shall notify Tenant on or before June 30, 1997, if the existing tenant in the Second Additional Premises elected to exercise its option to renew. If Owner delivers the Third Additional Premises prior to the Second Additional Premises, the Second Additional Premises Commencement Date shall be the earlier of (i) the date Owner shall deliver the Second Additional Premises to Tenant or (ii) Tenant (or anyone claiming under or through Tenant) shall occupy the Second Additional Premises. Promptly following the determination of the Second Additional Premises Commencement Date, the parties shall enter into a supplementary written agreement setting forth the Second Additional Premises Commencement Date.*

In the event that Owner fails to deliver either the Second Additional Premises or the Third Additional Premises by May 31, 1998, Owner, as expeditiously as is reasonably possible, shall use its best efforts to provide Tenant with temporary space having a rentable area of at least 5,000 square feet in a building within the Park ("Temporary Space"). Tenant shall have no obligation to pay rent for the Temporary Space, and Tenant may occupy the Temporary Space until Owner shall be able to deliver either the Second Additional Premises or the Third Additional Premises. In addition, Tenant shall have the right to use 25 parking spaces in connection with its occupancy of the Temporary Space to be reasonably allocated between executive and employee spaces by

                                                                    MULTI/MAS 88

Owner. Owner shall have no obligation to perform any work in the Temporary Space, provided that the Temporary Space is reasonably suited to permit Tenant to reasonably operate its business on a temporary basis within the Temporary Space. The Temporary Space shall be substantially similar to the Initial Premises, reasonable wear and tear excepted (e.g., broom clean, carpeted (although such carpeting need not be new, it shall be in reasonably good condition), air conditioned, hung ceiling, etc.). Tenant shall be responsible to pay for any utilities consumed by Tenant in the Temporary Space and office cleaning in the Temporary Space. Owner shall notify Tenant on or before March 31, 1998, if Owner shall be unable to deliver the Temporary Space by May 31, 1998. Owner shall give Tenant at least 30 days prior notice of when Tenant shall move from the Temporary Space to either the Second Additional Premises or Third Additional Premises, as the case may be. The parties shall enter into a temporary leasing agreement in the form annexed hereto as Exhibit D.*

In the event that Owner notifies Tenant by March 31, 1998 that Owner is unable to deliver either the (i) Temporary Space, (ii) Second Additional Premises or
(iii) Third Additional Premises by May 31, 1998 (for reasons other than the events set forth in clauses (i)-(vii) of Section (f) (C) of this paragraph), Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than April 10, 1998, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be no earlier than 90 days after the date of Tenant's notice to Owner to terminate this lease and no later than 150 days after the date of Tenant's notice to Owner to terminate this lease.*

In the event that Owner is unable to deliver either the (i) Temporary Space,
(ii) Second Additional Premises or (iii) Third Additional Premises by May 31, 1998 (for reasons other than the events set forth in clauses (i)-(vii) of Section (f)(C) of this paragraph), Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than June 10, 1998, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be no earlier than 90 days after the date of Tenant's notice to Owner to terminate this lease and no later than 150 days after the date of Tenant's notice to Owner to terminate this lease.*

         Tenant shall accept the Second Additional Premises "as is". Such term shall mean in the same condition and repair in which the prior tenant vacated such space, and Tenant shall be responsible for any demolition and removal of any improvements existing in the Second Additional Premises in connection with the prior tenant's occupancy, and all other work as may be necessary to convert the Second Additional Premises to Tenant's requirements. Owner shall not be responsible for performing any work with respect to such space, except as set forth in the Work Specifications. Any other work, changes or improvements made to such space shall be performed at Tenant's expense in accordance with the terms of this lease. Notwithstanding anything contained in this paragraph to the contrary, Owner shall reimburse Tenant in an amount not to exceed Owner's Second Additional Premises Reimbursement (as defined below) for work to be performed by Tenant in the Second Additional Premises. Owner's Second Additional Premises Reimbursement shall be made promptly after Owner's receipt of paid invoices evidencing the cost of Tenant's work in the Second Additional Premises. "Owner's Second Additional Premises Reimbursement" shall mean the

                                                                    MULTI/MAS 88

product of (x) $75,657.50 multiplied by (z) a fraction, the numerator of which shall be the number of days between the Second Additional Premises Commencement Date and the Expiration Date of the initial term of this lease and the denominator of which shall be 1,825. In the event that Tenant shall employ Owner to perform Tenant's work in the Second Additional Premises, then in lieu of reimbursing Tenant for the cost of Tenant's work, Owner shall credit Tenant in an amount equal to Owner's Second Additional Reimbursement against the cost of the work to be performed by Owner in the Second Additional Premises.*

In the event that Owner fails to deliver the Second Additional Premises by May 31, 2000, Owner, as expeditiously as is reasonably possible, shall use its best efforts to provide Tenant with temporary space having a rentable area of at least 5,000 square feet in a building within the Park ("Temporary Space"). Tenant shall have no obligation to pay rent for the Temporary Space, and Tenant may occupy the Temporary Space until Owner shall be able to deliver the Second Additional Premises. In addition, Tenant shall have the right to use 25 parking spaces in connection with its occupancy of the Temporary Space to be reasonably allocated between executive and employee spaces by Owner. Owner shall have no obligation to perform any work in the Temporary Space, provided that the Temporary Space is reasonably suited to permit Tenant to reasonably operate its business on a temporary basis within the Temporary Space. The Temporary Space shall be substantially similar to the Initial Premises, reasonable wear and tear excepted (e.g., broom clean, carpeted (although such carpeting need not be new, it shall be in reasonably good condition), air conditioned, hung ceiling, etc.). Tenant shall be responsible to pay for any utilities consumed by Tenant in the Temporary Space and office cleaning in the Temporary Space. Owner shall notify Tenant on or before March 31, 2000, if Owner shall be unable to deliver the Temporary Space by May 31, 2000. Owner shall give Tenant at least 30 days prior notice of when Tenant shall move from the Temporary Space to the Second Additional Premises. The parties shall enter into a temporary leasing agreement in the form annexed hereto as Exhibit D.*

In the event that Owner notifies Tenant by March 31, 2000 that Owner is unable to deliver the Second Additional Premises by May 31, 2000 (for reasons other than the events set forth in clauses (i)-(vii) of Section (f)(C) of this paragraph), Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than April 10, 2000, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be no earlier than 90 days after the date of Tenant's notice to Owner to terminate this lease and no later than 150 days after the date of Tenant's notice to Owner to terminate this lease.*

In the event that Owner is unable to deliver the Second Additional Premises by May 31, 2000 (for reasons other than the events set forth in clauses (i)-(vii) of Section (f)(C) of this paragraph), Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than June 10, 2000, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be no earlier than 90 days after the date of Tenant's notice to Owner to terminate this lease and no later than 150 days after the date of Tenant's notice to Owner to terminate this lease.*

                                                                    MULTI/MAS 88

         (f) (A)    The Third Additional Premises Commencement Date shall be the earlier of the day (i) on which the Third Additional Premises shall be deemed to be completed as such term is defined in paragraph (C) of this Section (of which date Tenant shall be given 15 days notice), or (ii) Tenant (or anyone claiming under or through Tenant) shall occupy the Third Additional Premises. Promptly following the determination of the Third Additional Premises Commencement Date, the parties shall enter into a supplementary written agreement setting forth the Third Additional Premises Commencement Date.*

             (B) The Third Additional Premises shall be completed and initially prepared by Owner in the manner set forth in, and subject to the provisions of, the Work Specifications and Floor Plan to be mutually agreed upon by Owner and Tenant. Tenant and its contractors shall be entitled to access to the Third Additional Premises prior to the completion of Owner's work, subject to Owner's prior approval (which approval shall not be unreasonably withheld), and only so long as they work in conformity with and do not interfere, in Owner's reasonable judgment, with Owner or its contractors in the completion of Owner's work, and provided they accept the administrative supervision of Owner. If Tenant's work interferes with Owner's work, in Owner's reasonable judgment, Owner may withdraw the license granted to Tenant pursuant to this paragraph upon 24 hours notice. Tenant's selection of contractors must be in compliance with the provisions of this lease.*

             (C) The Third Additional Premises shall be deemed completed on the date on which Owner's work in the Third Additional Premises has been substantially completed (notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the Third Additional Premises) and a (temporary or final) certificate of occupancy is issued for the demised premises. If Owner shall obtain a temporary certificate of occupancy, the Third Additional Premises shall be substantially completed only if such temporary certificate of occupancy shall permit Tenant to use the Third Additional Premises in accordance with Article 2, and Owner shall proceed diligently to obtain a final certificate of occupancy. If completion of the Third Additional Premises by Owner is delayed by reason of:

             (i) any act or omission of Tenant or any of its employees, agents or contractors, including failure of Tenant to comply with any of its obligations under the Work Specifications, or

             (ii) Tenant's failure to plan or execute Tenant's work with reasonable speed and diligence, or

             (iii) Tenant's failure to make selections required by the Work Specifications, or

             (iv) Tenant's changes by Tenant in its drawings or specifications or changes or substitutions requested by Tenant, or

             (v) Tenant's failure to submit or approve drawings, plans or specifications, including layout specifications, timely, or

             (vi) Tenant's failure to deliver to Owner the first month's rent (if required by the provisions on the first page of this lease), and the security deposit required by Article 32 (if any), or

                                                                    MULTI/MAS 88

             (vii) Tenant's failure to approve construction drawings for the Third Additional Premises within 15 days after the delivery of the drawings from Owner to Tenant,

then the Third Additional Premises shall be deemed completed, the Third Additional Premises Commencement Date shall be deemed to have occurred (and Tenant shall commence paying rent) on the date when it would have been completed and rent would have been due and payable but for such delay, and Tenant shall pay Owner all costs and damages which Owner may sustain by reason of such delay.*

If the Third Additional Premises Commencement Date occurs on or before February 1, 1997, Tenant's obligation to pay the portion of the Fixed Annual Rent applicable to the Third Additional Premises shall commence February 1, 1997, provided however, if Owner is able to deliver at least 3,000 rentable square feet of the Initial Premises and provide Tenant with access to the roof of the Building to install a satellite dish on or before July 7, 1996, Tenant's obligation to pay the portion of the Fixed Annual Rent applicable to the Third Additional Premises shall commence on the later of (i) the Third Additional Premises Commencement Date and (ii) January 1, 1997. Owner shall notify Tenant as promptly as possible if Owner is unable to deliver the Third Additional Premises by January 31, 2000.*

In the event that Owner fails to deliver the Third Additional Premises by April 30, 2000, Owner, as expeditiously as is reasonably possible, shall use its best efforts to provide Tenant with temporary space having a rentable area of at least 5,000 square feet in a building within the Park ("Temporary Space"). Tenant shall have no obligation to pay rent for the Temporary Space, and Tenant may occupy the Temporary Space until Owner shall be able to deliver the Third Additional Premises. In addition, Tenant shall have the right to use 25 parking spaces in connection with its occupancy of the Temporary Space to be reasonably allocated between executive and employee spaces by Owner. Owner shall have no obligation to perform any work in the Temporary Space, provided that the Temporary Space is reasonably suited to permit Tenant to reasonably operate its business on a temporary basis within the Temporary Space. The Temporary Space shall be substantially similar to the Initial Premises, reasonable wear and tear excepted (e.g., broom clean, carpeted (although such carpeting need not be new, it shall be in reasonably good condition), air conditioned, hung ceiling, etc.). Tenant shall be responsible to pay for any utilities consumed by Tenant in the Temporary Space and office cleaning in the Temporary Space. Owner shall notify Tenant on or before February 29, 2000, if Owner shall be unable to deliver the Temporary Space by April 30, 2000. Owner shall give Tenant at least 30 days prior notice of when Tenant shall move from the Temporary Space to the Second Additional Premises. The parties shall enter into a temporary leasing agreement in the form annexed hereto as Exhibit D.*

In the event that Owner is unable to deliver either the Temporary Space or Third Additional Premises by June 30, 2000 (for reasons other than delays caused by any of the events set forth in clauses (i)-(vii) of this subparagraph (C)), Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than July 10, 2000, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be January 31, 2001.*

Owner shall contribute an amount equal to the product of (x) $70,000.00 multiplied by (z) a fraction, the numerator of which shall be the number of days between the Third Additional Premises

                                                                    MULTI/MAS 88

Commencement Date and the Expiration Date of the initial term of this lease and the denominator of which shall be 1,825 ("Owner's Third Additional Premises Contribution"). If the cost of Owner's work in the Third Additional Premises exceeds Owner's Third Additional Premises Contribution, then Tenant shall be required to pay such additional monies to Owner within 30 days after Owner sends an invoice to Tenant. Tenant shall not be entitled to any reimbursement, refund or credit if the cost of Owner's work in the Third Additional Premises is less than Owner's Third Additional Premises Contribution.*

         (g) The Floor Plan attached hereto or to be attached hereto may be revised by Owner in order to comply with laws and requirements of public authorities and requirements of insurance bodies. Such changes shall not unreasonably interfere with Tenant's intended use of the demised premises. If any of such revisions or changes are due to Tenant's use of the demised premises, Tenant shall pay for the cost or implementing same. If any common foyers, exit foyers or exit passages mandated by such requirements are used by more than one tenant, the rental value therefore shall be apportioned to Tenant in relation to the Tenant's Rentable Area (as compared to the square footage occupied by all such tenants) and Tenant's Fixed Annual Rent shall be increased accordingly.*

         (h) Owner may close or change the arrangement and/or location of exits, entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other parts of the Building whenever necessary to comply with laws or requirements of public authorities and requirements of insurance bodies. Tenant shall pay the cost thereof where the requirement for such change is due to Tenant's use of the demised premises.

         43. Rent.

         (a) If the Commencement Date is other than the first day or a calendar month, the first monthly installment of Fixed Annual Rent shall be prorated to the end of said calendar month.

         (b) All rent shall be paid by currently dated, unendorsed check of Tenant, payable to the order of Owner or to an agent designated by Owner, and drawn on a bank or trust company which is a member of the New York Clearing House.

         (c) Tenant shall pay the Fixed Annual Rent without notice or demand. If no date shall be set forth herein for the payment of any other sum due Owner, then such sum shall be due and payable within 10 business days after the date upon which Owner makes written demand for such payment.

         (d) If at any time during the term the rent, or any part thereof, shall not be fully collectible by reason of any laws and requirements of public authorities, Tenant shall enter into such agreements and take such actions as Owner may request to permit Owner to collect the maximum rents which may, during the continuance of such legal rent restriction, be legally permissible (but not in excess of the amounts reserved under this lease). Upon termination of such rent restriction prior to the Expiration Date (i) the rent shall become and thereafter be payable in accordance with the amounts reserved in this lease for the period of the term following such termination, and (ii) Tenant shall pay Owner, if legally permissible, an amount equal to (y) the rent which would have been paid pursuant to this lease but for such legal rent restriction less (z) the rents paid by Tenant for the period during which such rent restriction was in effect.

         (e) If any installment of Fixed Annual Rent is not paid when due, or if any other monies owing by Tenant are not paid within 10


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                                                                    MULTI/MAS 88

days of the date due and payable, Tenant shall pay Owner, in compensation for Owner's loss of use of such rent, the additional administrative, bookkeeping and collection expenses incurred by reason of such overdue sum, a sum calculated by multiplying the late payment by three percentage points above the prime rate then established by Chemical Bank (but limited to the maximum legal rate), dividing the product by 365 and multiplying the quotient by the number of days between the date such payment was due and the date such payment is in fact paid. Such compensation shall be without prejudice to any of Owner's other rights and remedies hereunder.*

         (f) If any check tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Tenant shall pay Owner, without prejudice to any of Owner's other rights and remedies, in compensation for the additional administrative, bookkeeping and collection expenses incurred by reason of such dishonored check, the sum of $100. If during any twelve month period during the term of this lease, two or more checks tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Owner may at any time thereafter require that all future payments of rent by Tenant shall be made by certified or official bank checks.

         44. Parking.

         (a) Throughout the term, so long as Tenant shall have performed all of the agreements on Tenant's part to be performed beyond applicable notice and grace periods, Owner shall make available to Tenant the following number of parking spaces, on a non-exclusive basis:*

         ten (10) spaces for executive cars, which shall be reasonably close to the front entrance to the demised premises for the period commencing on the Commencement Date and shall be increased by (i) four (4) spaces for executive cars for the period commencing on the First Additional Premises Commencement Date, (ii) three (3) spaces for executive cars for the period commencing on the Second Additional Premises Commencement Date and (iii) two (2) spaces for executive cars for the period commencing on the Third Additional Premises Commencement Date.*

         ninety-two (92) spaces for employee cars, which shall be not more than 500 yards from an entrance to the demised premises (as shown on the attached site plan), unless otherwise provided for herein for the period commencing on the Commencement Date and shall be increased by (i) thirty (36) spaces for employee cars for the period commencing on the First Additional Premises Commencement Date, (ii) twenty-five (25) spaces for employee cars for the period commencing on the Second Additional Premises Commencement Date and (iii) nineteen (19) spaces for employee cars for the period commencing on the Third Additional Premises Commencement Date.*

         If Tenant or its invitees use more than the specified number of spaces set forth above, then after 5 days notice from Owner, Tenant shall, at the option or Owner, either (i) pay Owner's then current charge per month for each additional space used for each month during which such excess use takes place (even if for less than the full month) (as of the date of this lease, Owner's current monthly charge is $40.00 per space), or (ii) cease and desist immediately from using said additional spaces. If Owner selects the first of such options, Owner may revoke such choice on 30 days notice.

         (b) As necessary, Owner shall (between 7:00 a.m. and 10:00 p.m. on business days), light, clean, remove snow from and otherwise maintain, the parking area. In addition, Owner shall remove snow from the parking areas on Saturdays between 8:00 A.M. and 1:00 P.M.. Tenant shall be responsible for repairing damage to

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                                                                    MULTI/MAS 88

the parking areas caused by Tenant or its invitees. Owner shall not be obligated to remove snow unless the accumulation exceeds 3 inches. In no event shall Owner be obligated to remove snow from areas obstructed by parked vehicles at the time Owner's equipment is servicing such areas. Notwithstanding anything herein to the contrary, Tenant shall be responsible for lighting its entrances to the demised premises and loading areas and for removing snow and ice at its entrances and other walkways and areas reserved or designated for Tenant's exclusive use.*

         (c) Tenant shall require its invitees to park only in areas designated by Owner, and not to obstruct the parking areas of other tenants. Tenant shall, upon request, furnish to Owner the license numbers of the automobiles operated by Tenant, its executives and other employees. Owner may use any lawful means to enforce the parking regulations established pursuant to Article 55, including, but not limited to, the towing away of improperly parked or unauthorized cars and pasting of warning notices on car windows and windshields.

         (d) Owner may temporarily close any area not leased to Tenant in order to make repairs or changes, to prevent the acquisition of public rights, or to discourage unauthorized parking. Owner may do such other acts in and to such areas as, in its judgment, may be desirable to improve same.

         (e) The parking areas for trucks and delivery vehicles in front of loading docks or loading areas (if any) adjacent to the demised premises are not to be used by Tenant or its invitees, as parking spaces, unless otherwise directed by Owner. Such loading docks or loading areas are provided solely for the loading and unloading of Tenant's goods and no vehicles may be parked in such areas longer than necessary, in Owner's reasonable judgment, for the efficient discharge of such purposes. If the use of any loading dock at the Building interferes with the use of another loading dock, the tenant occupying more rentable area in the Building shall have priority in use of the loading docks. In no event shall access to any loading dock be blocked for more than 15 minutes.

         (f) Neither Tenant nor its invitees shall park automobiles, trucks or other motor vehicles overnight within the park.

         45. Tax  Escalation.

         (i) Definitions.  As used in this lease:

             (a) "Taxes" shall mean the total amount of real estate taxes and assessments now or hereafter levied, imposed, confirmed or assessed against the Real Property, (or, during any period the Real Property is owned by an industrial development agency, such as would be levied, imposed, confirmed or assessed as if Owner named herein were the fee owner), including but not limited to city, county, town, village, school and transit taxes, water fees and sewer and refuse disposal charges, or taxes, assessments or charges levied, imposed, confirmed or assessed against, or a lien on, the Real Property by any taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen and whether for public betterments, improvements or otherwise. If, due to any change in the method of taxation, any franchise, capital stock, capital, income, profit, sales, rental, use or occupancy tax or charge shall be levied, assessed, confirmed or imposed upon Owner in lieu of, or in addition to, any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes. Penalties and interest on Taxes (except to the extent imposed upon timely payments of assessments that

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                                                                    MULTI/MAS 88

         may be, and are in fact, paid in installments) and income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from Taxes except to the extent provided in the immediately preceding sentence.

              (b) "Base Tax" is the product of the tax rates set forth on tax bills rendered for each Tax for the Tax Year during which July 1, 1996 occurs, multiplied by the assessed valuations of the Real Property for the Tax Year during which July 1, 1996 occurs. "Tax Year" shall mean the fiscal period for each Tax. Any and all tax abatements shall be for the benefit of Owner.*

              (c) "Tenant's Proportionate Share" shall mean 34% for the period commencing on the Commencement Date and shall be increased by (i) 16.40% for the period commencing on the First Additional Premises Commencement Date, (ii) 11.42% for the period commencing on the Second Additional Premises Commencement Date and (iii) 8.60% for the period commencing on the Third Additional Premises Commencement Date.*

         (ii) Tax Payments. (a) If Taxes for any Tax Year during the lease term ("Tax Comparison Year") shall exceed the Base Tax, Tenant shall pay Owner, as additional rent for each such Tax Comparison Year, Tenant's Proportionate Share of such excess ("Tax Payment").

              (b) Subsequent to Owner's receipt of the tax bills for each Tax Comparison Year, Owner shall submit to Tenant a statement showing (i) the Tax Payments due for such Tax Comparison Year, and (ii) the basis of calculations ("Owner's Tax Statement"). Tenant shall (y) pay Owner the unpaid portion (if any) of the Tax Payment within 30 days after receipt of Owner's Tax Statement, and (z) on account of the immediately following Tax Comparison Year, pay Owner commencing as of the first day of the month during which Owner's Tax Statement is rendered, and on the first day of each month thereafter until a new Owner's Tax Statement is rendered, 1/12th of the total payment for the current Tax Comparison Year. The monthly payments based on the total payment for the current Tax Comparison Year shall be adjusted from time to time to reflect Owner's reasonable estimate of increases in Taxes for the immediately following Tax Comparison Year.

         (iii) Reduction of Comparison Year Taxes. If Taxes for a Tax Comparison Year are reduced, the amount of Owner's costs and expenses of obtaining such reduction (including legal, appraisers' and consultants' fees) shall be added to and deemed part of Taxes for such Tax Comparison Year. If Owner obtains a refund of Taxes for a Tax Comparison Year for which a Tax Payment has been made, Owner shall credit against Tenant's next succeeding payment(s) of rent, Tenant's Proportionate Share of the refund (but not more than the Tax Payment that was the subject of the refund). If no payment(s) of rent shall thereafter be due, Owner shall pay Tenant's Proportionate Share of such refund to Tenant within 30 days after Owner's receipt of the refund.*

         (iv) Reduction of Base Tax. If Owner obtains a reduction in the Base Tax, the Base Tax shall be reduced (such reduction to include the expenses incurred by Owner in obtaining such reduction, including legal, appraisers' and consultants' fees), prior Tax Payments (if any) shall be recalculated and Tenant shall pay Owner, within 30 days after billing, Tenant's Proportionate Share of the increased amount of Tax Payment for each prior Tax Comparison Year.

         (v) Tax Protests. While proceedings for reduction in assessed valuations are pending, the computation and payment of Tax Payments shall be based upon the original assessments for the years in question. Tenant shall have no right to institute or

                                                                    MULTI/MAS 88

participate in any tax proceedings or other proceedings of a similar nature. The commencement, maintenance, settlement and conduct thereof shall be in the sole discretion of Owner.

           (vi) Assessment with Other Properties. If, at any time, the Real Property shall include buildings other than the Building, the Taxes shall include the Building's equitable portion of the Taxes on all such buildings, based upon an informal apportionment by the tax assessors, or if such apportionment is not available, as shall be reasonably determined by Owner.

          (vii) Tenant's Improvements. In the event an increase in assessed valuation of the Real Property is caused by Tenant's improvements to the demised premises, not including the work set forth in the Work Specifications and the Floor Plan, Tenant shall pay the entire increase in Taxes attributable to such improvements. If the assessed valuation for such improvements are not separately stated, Tenant's obligation under this subparagraph shall be reasonably determined by Owner.*

         (viii) No Credit. If in a Tax Comparison Year the Taxes are less than the Base Tax, the Tenant shall not be entitled to receive a credit, by way of a reduction in Fixed Annual Rent, a refund of all or a portion of prior (or a credit against future) Tax Payments or otherwise.

           (ix) Partial Comparison Year. If the Expiration Date or earlier date upon which the term may expire or terminate shall be a date other than the last day of a Tax Comparison Year, Tenant's Tax Payment for such partial Tax Comparison Year shall be prorated, (based upon Owner's reasonable estimate of the tax payments for such Tax Comparison Year if same have not been established as of such date).

         46. Common Area Maintenance Charge.

             (i)  For the purposes of this Article:

                  (a) "Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for the New York - Northeastern New Jersey Area, 1967 = 100, published by the United States Department of Labor, Bureau of Labor Statistics.

                  (b) "Base Index" shall mean the Index for the first full calendar month preceding the date of execution of this lease.

            (ii) There is included in the Fixed Annual Rent an amount equal to $1.50 per square foot to cover the initial cost to Owner of the expenses of common area maintenance.

           (iii) In the manner and at the times hereinafter set forth, Tenant shall pay Owner as additional rent, for each lease year, for common area maintenance, a sum computed by multiplying $1.50 per square foot (i.e. $25,500.00 for the period commencing on the Commencement Date and shall be increased by (i) $12,300.00 for the period commencing on the First Additional Premises Commencement Date, (ii) $8,565.00 for the period commencing on the Second Additional Premises Commencement Date and (iii) $6,450.00 for the period commencing on the Third Additional Premises Commencement Date) by the percentage increase, if any, by which the Index for the month preceding the last month of such lease year exceeds the Base Index. In no event shall any such adjustment result in a decrease of the Fixed Annual Rent as set forth on page 1 of this lease.*

             (iv) Within 135 days after the end of each lease year, Owner shall deliver to Tenant a statement setting forth the amount (and supporting calculations) of additional rent due to Owner for

                                                                    MULTI/MAS 88

such prior lease year in accordance with the provisions of clause (iii) above ("Owner's Statement"). Tenant shall (x) make payment of any unpaid portion of such additional rent within 30 days after receipt of Owner's Statement, and (y) pay to Owner on account of the then current lease year, within 30 days after receipt of Owner's Statement, an amount equal to the product obtained by multiplying the total payment required for the preceding lease year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current lease year which shall have elapsed prior to the first day of the month immediately following the rendition of Owner's Statement, and (z) pay Owner on account of the then current lease year, commencing as of the first day of the month immediately following the rendition of Owner's Statement and on the first day of each month thereafter until a new Owner's Statement is rendered, 1/12 of the total payment for the preceding lease year. The monthly payments based on the total payment for the preceding lease year shall be adjusted from time to time during a lease year to reflect Owner's reasonable estimate of increases in the Index. The payments required to be made under clauses (y) and (z) above shall be subject to adjustment as and when Owner's Statement for such lease year is rendered by Owner. If the payments required to be made under clauses (y) and (z) above exceed the amount due for such lease year pursuant to Owner's Statement, such excess shall be credited against the next required payments due hereunder. If no such payments shall thereafter be due, Owner shall pay such excess to Tenant.

               (v) If any lease year shall be a period of less than 12 months, Tenant's liability under this Article shall be prorated.

              (vi) If the Index is altered, modified, converted or revised such that it is no longer comparable to the Base Index then the Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Index not been altered. If such Index shall no longer be published, then any substitute or successor index published by the Bureau of Labor Statistics or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such Index (or a successor or substitute index similarly adjusted) is not available, a reliable governmental or other reputable publication selected by Owner shall be used.

         47.  Cleaning; Trash Removal.

         (a) Tenant shall, at Tenant's expense, keep the demised premises clean and in good order, to the satisfaction of Owner. Tenant shall, at Tenant's expense, hire a reputable cleaning contractor to clean the office portion of the demised premises, if any.

         (b) Tenant shall pay the cost of removal of Tenant's refuse and rubbish from the Building. Tenant shall contract for the removal of such refuse and rubbish. Owner reserves the right to select a refuse disposal contractor to serve the Building. The name of such contractor shall be available from Owner upon request, and Tenant shall employ no other refuse disposal or carting contractor without prior written approval from Owner. The removal of refuse and rubbish shall be subject to such rules and regulations as in the judgment of Owner are necessary for the proper operation of the Building and of the Park.

         48.  Utilities.

         (a) Tenant shall obtain all utilities necessary for its use of the demised premises directly from the utility companies or vendors servicing the demised premises. The cost of such services shall be paid by Tenant directly to such companies. Owner shall

                                                                    MULTI/MAS 88

permit electric feeders, risers and wiring servicing the demised premises to be used by Tenant to the extent available and safely capable of being used for such purpose.

         (b) Notwithstanding anything herein to the contrary, Owner may redistribute or furnish electricity and/or gas ("utilities") to the demised premises in a manner and in such reasonable quantities as may be required by Tenant to service Tenant's permitted use in the demised premises. In such event, Tenant shall pay to Owner within 30 days after billing, as additional rent, a sum ("Utility Rent") determined in the manner set forth below. Such sum shall be determined by an independent engineer or consulting firm selected by Owner (the "Engineer"). The Engineer shall make a survey of Tenant's utility usage in the demised premises, to determine the Utility Rent. In the event Tenant disputes any such determination, Tenant may employ a consultant to make a survey of the cost of such utility to the demised premises. The determination of such consultant shall be promptly submitted to Owner. If Owner's and Tenant's consultants cannot mutually agree as to the cost of such utility, the matter shall be submitted to arbitration to the office of the American Arbitration Association nearest the Building, in accordance with rules of such American Arbitration Association. Pending such determination, Tenant shall continue to pay the charges as billed by Owner. Each party shall pay the cost of its own consultant. Any final adjustment shall be made at the time of the arbitration award. In any event, the rate charged by Owner to Tenant shall not exceed the rate that would be charged to Tenant by the utility company had Tenant purchased the utility directly.*

         (c) If either the quantity or character of the utility service is changed by the utility company supplying such service to the Building, or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of such service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Owner for any loss, damage or expense, or to abatement or diminution of Fixed Annual Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease, or impose any obligation upon Owner or its agents. In no event shall Owner be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

         49. Amendments for Financing; Information for Mortgagees.

         (a) If, in connection with obtaining or renewing financing for the Real Property, an institutional lender shall request modifications in this lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications are not material and neither increase the monetary obligations of Tenant nor decrease the size of the demised premises, the number of parking spaces provided for in Article 44 or the service required to be provided by Owner.*

         (b) Tenant shall, within a reasonable time after being requested, submit such financial information as may be reasonably required by Owner's mortgagee(s).

         50. Broker. Tenant represents that, in the negotiation of this lease, it dealt with no broker or any other person legally entitled to claim a brokerage commission or finder's or consultant's fee with respect to this transaction. Tenant shall indemnity, defend and hold Owner harmless from and against all losses, costs, damages, expenses, claims and liabilities (including court costs and attorneys' fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of this representation.

                                                                    MULTI/MAS 88

         51. Signs.

         (a) Owner shall, upon Tenant's request, list on the Building's directory ("Directory"), if any, the name of Tenant.

         (b) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by or in behalf of Tenant on any part of the outside of the demised premises or the Building or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner. Requests for such signs shall be accompanied by a sketch of the sign, its size, type and manner of mounting, specifying the manner of mounting, and the materials and finishes employed in the manufacture of same. Owner consents to Tenant's installation of a ground mounted sign in a location visible from Skyline Drive to be determined by Owner. The cost of such sign shall be shared equally by Owner and Tenant, provided that Tenant's share of the cost of such sign shall not exceed $2,000.00. Such sign shall have a black background and red or white lettering. The sign shall be (i) 3 feet in height, 4 feet in length and 5 to 6 inches in depth and (ii) concrete base mounted. The height of the sign, including the base shall not exceed 4 feet in height. Approval by Owner shall not constitute approval for purposes of complying with laws and requirements of public authorities. It shall be Tenant's obligation to secure such approvals at Tenant's expense. In the event of the installation of any sign by Tenant in violation of the foregoing, Owner may remove same without liability and may charge the expense incurred by such removal to Tenant.*

         (c) Owner shall have the right, from time to time, to designate a name for the Building and to change the name and/or address of the Building.

         52. Holdover. Tenant acknowledges that possession of the demised premises must be surrendered at the expiration or sooner termination of the term, time being of the essence. Tenant shall indemnify, defend and save Owner harmless against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees and claims made by a successor tenant based upon the failure or refusal of Tenant to surrender the demised premises in a timely fashion. The parties agree that the damage to Owner resulting from failure by Tenant to surrender possession of the demised premises timely will be extremely substantial, will exceed the amount of rent payable hereunder and will be impossible of accurate measurement. Consequently, Tenant shall pay Owner for each month and for any portion of a month during which Tenant holds over in the demised premises after expiration or sooner termination of the term of this lease, a sum equal to 150% of the average monthly rent which was payable per month under this lease during the last 3 months of the term. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the demised premises after the expiration or sooner termination of the term.

         53. Insurance and Indemnity.

         (a) Tenant shall provide, prior to entry upon the demised premises, and maintain throughout the term of this lease, at its own cost, and with companies rated not less than B+ Class IX by A.M. Best Company, Inc., or its successor and authorized to do business in the State of New York (i) public liability and property damage insurance in an amount not less than $2,000,000 combined single limit for personal injury, death and property damage arising out of any one occurrence, protecting Owner and Tenant against all claims for personal injury, death or property damage occurring in, upon or adjacent to the demised premises and any part thereof, or arising from, related to, or in any way connected with the conduct

                                                                    MULTI/MAS 88

and operation of Tenant's use or occupancy of the demised premises, which insurance shall be written on an occurrence basis and name Owner (and at Owner's request, Owner's mortgagees) as additional insureds, and (ii) workers' compensation insurance covering all persons employed by Tenant or its contractors in connection with work performed by or for Tenant. Tenant's insurance shall be in a form reasonably satisfactory to Owner and provide that it shall not be cancelled, terminated or changed except after 20 days' written notice to Owner. All such policies or certificates (with evidence of payment of the premium) shall be deposited with Owner not less than 30 days prior to the day such insurance is required to be in force and upon renewals not less than 30 days prior to the expiration of the term of coverage. Owner shall have the right from time to time during the term, on not less than 30 days notice, to require that Tenant increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types generally required of tenants in comparable buildings in Westchester County. The minimum limits of liability insurance required pursuant to clause (i) shall in no way limit or diminish Tenant's liability under paragraph (d) of this Article.

         (b) Tenant shall not commit or permit anything to be done in, to or about the demised premises, the Building, the Real Property, the Park, if applicable, or any adjacent property, contrary to law, or which will invalidate or be in conflict with the insurance policies carried by Owner or by others for Owner's benefit, or do or permit anything to be done, or keep, or permit anything to be kept, in the demised premises, which (i) could result in termination of any of such policies, (ii) could adversely affect Owner's right of recovery under any such policies, (iii) could subject Owner to any liability or responsibility to any person, or (iv) would result in reputable and independent insurance companies refusing to insure the Building or property of Owner therein or in the Park, if applicable, in amounts satisfactory to its mortgagees. If any such action by Tenant, or any failure by Tenant to comply with the requirements of insurance bodies or to perform Tenant's obligations hereunder, or any use of the demised premises by Tenant shall result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies, Tenant shall indemnify, defend and hold Owner harmless against all losses, including but not limited to any loss which would have been covered by such insurance and the resulting additional premiums paid by Owner. Tenant shall make such reimbursement within 30 days after receipt of notice and evidence from Owner that such additional premiums have been paid, without limiting Owner's rights otherwise provided in this lease.

         (c) Tenant shall procure a clause in, or endorsement on, each of its policies for fire or extended coverage insurance covering the demised premises or personal property, fixtures or equipment located therein, pursuant to which the insurance company waives subrogation or consents to a waiver of right of recovery against Owner. Tenant agrees not to make claims against, or seek to recover from, Owner for loss or damage to its property or property of others covered by such insurance. To the extent Tenant shall be a self-insurer, Tenant waives the right of recovery, if any, against Owner, its agents and employees, for loss, damages or destruction of Tenant's property.

         (d) Tenant shall defend, indemnify and save harmless Owner, its agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed or incurred by or asserted against Owner and/or its agents or employees by reason of any of the following occurring during the term, or during any time prior to the Commencement Date that Tenant has access to or possession of any part of the demised premises: (i) any work or thing done in, on or about the demised premises by

                                                                    MULTI/MAS 88

or at the instance of Tenant, or its invitees, (ii) any negligence or wrongful act or omission on the part of Tenant or its invitees, (iii) any accident, injury or damage to any person or property occurring in, on or about the demised premises, or vault, passageway or space adjacent thereto caused by the negligence of Tenant or its invitees, and (iv) any failure by Tenant to perform or comply with any of the covenants, agreement, terms, provisions, conditions or limitations in this lease to be performed or complied with by Tenant. If any action or proceeding is brought against Owner by reason of any such claim, Tenant shall, upon the request of Owner and at Tenant's expense, resist or defend such action or proceeding by counsel reasonably acceptable to Owner. Counsel selected by Tenant's approved insurance companies shall be deemed acceptable.

         54. Exculpation. Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Building for the collection of any judgment (or other judicial process) recovered against Owner and based upon breach by Owner of any of the terms, conditions or covenants of this lease on the part of Owner to be performed. No other property or assets of Owner shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies under or with respect to either this lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises.

         55. Rules and Regulations. Tenant and Tenant's invitees shall observe and comply with the Rules and Regulations attached as Exhibit A, and such additional reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of additional Rules and Regulations shall be given to Tenant. Owner shall have no duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building or in the Park, if applicable, and Owner shall not be liable to Tenant for violation of the same by any other tenant or its invitees. In the event of a conflict between the Rules and Regulations and the provisions of the lease, the provisions of the lease shall prevail. Owner shall not discriminate against Tenant in its enforcement or promulgation of the Rules and Regulations.*

         56. Tenant's Alterations and Maintenance. (a) Tenant shall not employ contractors in connection with any services, provisions, alterations or maintenance, unless Owner has consented in writing to the contractor, it being the intention of Owner to limit the number of such contractors employed in the Building or Park, if applicable. If such consent has not been obtained Tenant shall, if requested by Owner, forthwith cancel such contract. Owner's disapproval of any contractor selected by Tenant must be accompanied by the designation of one or more contractors acceptable to Owner, whose prices must be reasonably competitive. If Owner does not approve or disapprove Tenant's contractor within 7 business days after receipt of written request therefor, the contractor so selected by Tenant shall be deemed approved by Owner. Tenant shall not employ persons in connection with any such services, provisions, alterations or maintenance the employment of whom would cause a strike, work stoppage or slowdown by employees of contractors of Owner in the Building or Park, if applicable. Owner does not consent to the reservation of title by any conditional vendor, or the retention of a security interest by a secured party, to any property which may be affixed to the realty.

         (b) Alterations performed by Tenant in accordance with the provisions of Article 3 must be performed in a good and workmanlike manner, in accordance with the plans and specifications prepared by Tenant, at its expense, which plans and specifications shall be subject to Owner's approval prior to the performance of any such alteration. If Owner does not approve or disapprove such plans and

                                                                    MULTI/MAS 88

specifications within 15 business days after Tenant shall have submitted five sets thereof to Owner, Owner shall be deemed to have approved same. The quality standards applicable to such alterations shall in no event be less than Owner's standards for the Building at the time such work is performed. Upon completion of the alterations Tenant shall, at its expense, deliver to Owner five sets of "as-built" drawings with respect thereto.

         (c) If due to Tenant's alterations, changes in the Building's sprinklers, passages, exits or other common areas or systems, are required, Tenant shall perform same, pursuant to the provisions of this lease. In no event, however, shall Tenant perform any work or cause any work to be done which shall, in Owner's opinion, adversely affect the Building. In no event shall Tenant make any installation on or through the roof of the Building without the prior consent of Owner. Owner may, at its sole discretion, make such rules and regulations as it deems necessary regarding access to or through the roof. Owner makes no representation as to the load bearing capacity of the roof.

         57. Notice.

         (a) At the request of the holder(s) of any mortgage encumbering the Real Property, Tenant shall serve upon such mortgagee(s) a copy of all notices given by Tenant to Owner pursuant to paragraph (b) below, such service to be by registered or certified mail addressed to such mortgagee(s) at the address provided by such mortgagee(s) to Tenant.

         (b) Except for rent bills, any notice, approval, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto to the other, pursuant to this lease or pursuant to any applicable law or requirement or public authority (collectively, "notices"), shall be in writing and shall be delivered personally or by registered or certified mail, addressed to the other party at the address hereinabove set forth. All notices given by either party pursuant to this Article may be given by such party, their agents or attorneys. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. All notices given pursuant to this Article shall be deemed given on the second business day after posting if mailed in Westchester County, and on the third business day after posting if mailed outside of Westchester County, or upon delivery if made personally. On and after the Commencement Date notices directed to Tenant shall be addressed to Tenant at the Building.

         58. Miscellaneous.

         (a) Whenever it is provided that Owner shall not unreasonably withhold or delay consent or approval or shall exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as "consent"), if Owner shall delay or refuse such consent, unless such delay or refusal was in bad faith, Tenant shall not be entitled to make any claim, and Tenant waives any claim for money damages (nor shall Tenant claim any money damage by way of setoff, counterclaim or defense) based upon any claim or assertion that Owner unreasonably withheld or delayed consent. Tenant's sole remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment to enforce any such provision, but any such equitable remedy which can be cured by the expenditure of money may be enforced personally against Owner only to the extent of interest in the Building. Failure on the part of Tenant to seek relief within 30 days after the date upon which Owner has withheld its consent shall be deemed a waiver of any right to dispute the reasonableness of such withholding of consent.*

                                                                    MULTI/MAS 88

         (b) Owner shall have no liability or responsibility if any service or utility required to be provided by Owner is interrupted or stopped by reason of unavoidable delays.

         (c) If Tenant shall request the consent or approval of Owner to the making of any alterations or to any other thing, and Owner shall seek and pay a separate fee for the opinion of Owner's counsel, architect, engineer or other representative or agent as to the form or substance thereof, Tenant shall pay Owner, as additional rent, within 30 days after demand, all reasonable costs and expenses of Owner incurred in connection therewith, including, in case of any alterations, costs and expenses of Owner in reviewing plans and specifications. There shall be no charge to Tenant for Owner's in-house staff.*

         (d) This lease is submitted to Tenant for signature with the understanding that it shall not bind Owner unless and until it has been executed by Owner and delivered to Tenant or Tenant's attorney.

         (e) Whenever reference is made to public halls, elevators, corridors, etc. and if none such are present on or about the premises demised herein then such reference shall have no relevance to the terms herein.

         (f) In the event of any conflict between the printed provisions of the lease and the Rider to the lease, the provisions of this Rider shall prevail.

         (g) Owner's failure to prepare and/or deliver any statement or bill required to be delivered to Tenant, or Owner's failure to make demand for payment of Fixed Annual Rent or additional rent shall not be a waiver of, or cause Owner to forfeit or surrender its rights to collect, any rent due. Tenant's liability for all such payments shall continue unabated during the term and shall survive the expiration or sooner termination of the term.

         (h) The heating and air conditioning units are exclusive units servicing the demised premises only. Tenant shall repair and replace, as necessary, and maintain in good working order, Tenant's exclusive heating and air conditioning units and systems servicing the demised premises. Such maintenance shall include changing the systems filters not less frequently than four times per year. Tenant shall enter into contracts for service and maintenance pursuant to Article 56 and submit to Owner copies of such agreements as well as copies of all invoices indicating dates of service and work performed. All heating and air conditioning units servicing the demised premises shall be delivered to Tenant in good working order.*

         (i) Tenant shall not substantially vacate the demised premises during the term of this lease unless it shall give Owner at least 10 days written notice prior to such vacating. Notwithstanding the above, in the event Tenant vacates the demised premises prior to the Expiration Date or such earlier date upon which said term may expire or be terminated, Tenant shall remove all fixtures, and installations (including but not limited to telephone systems, communication systems and security systems), unless Owner has otherwise notified Tenant pursuant to Article 3.

         After such vacating, Owner may, but shall not be obligated to, enter the demised premises, at anytime, to make such repairs, replacements and improvements as Owner may deem necessary. Notwithstanding the foregoing, Tenant's obligations under this lease shall remain in full force and effect, including the obligation to maintain and secure the demised premises.

                                                                    MULTI/MAS 88

         (j) The Certificate of Occupancy for the Building shall be for a building of Low Hazard Occupancy as defined by the New York State Building Code.

         (k) Tenant shall not cause (or allow any of its contractors, agents or other persons or entities over whom or which it exercises any degree of control to cause) to occur within the demised premises, or the Building or Park, if applicable, the use, presence, discharge, spillage, disposal, uncontrolled loss, generation, seepage or filtration of Hazardous Materials. Notwithstanding the foregoing, Tenant may use ordinary cleaning materials in reasonable quantities in the demised premises. Tenant shall, from time to time and upon Owner's request, submit to Owner a written report with respect to Hazardous Materials upon the demised premises (and within the Building and Executive Park) as a result of the activities of Tenant (its contractors, agents or other persons or entities over whom it exercises any degree of control). Such report shall be in such form as may be prescribed by Owner and shall be submitted to Owner within ten (10) days after request by Owner (or immediately upon receipt of any notice of violation received from any governmental agency). Owner shall have the right at all times during the term of this lease to (i) inspect the demised premises, and (ii) conduct (or cause to be conducted) tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. The cost of all such inspections, tests and investigations shall be borne by Tenant. Owner's consent to Tenant's use or maintenance of Hazardous Materials within the demised premises shall in no way limit Tenant's indemnification obligations as otherwise set forth in this lease.

         If Tenant obtains knowledge of the actual or suspected release of Hazardous Materials, then Tenant shall promptly notify Owner of such actual or suspected release. Tenant shall immediately notify Owner of any inquiry, test, investigation or enforcement proceeding by or against Tenant involving a release. If Tenant or its agents, employees or contractors shall cause or permit a release, Tenant shall promptly notify Owner of such release and immediately begin investigation and remediation of such release, as required by all applicable laws and requirements of public authorities and insurance bodies.

         (l) Anything herein to the contrary notwithstanding, if the first month's rent or the security deposit shall not have been delivered to Owner upon execution and delivery of this lease by Tenant to Owner (if required by the provisions of this lease), then (in addition to such other remedies available to Owner hereunder, at law or in equity) Owner shall not be obligated to commence preparation of the demised premises for occupancy (if required by the provisions of this lease) until much sums shall have been delivered to Owner.

         (m) Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this lease, including, but not limited to, the Fixed Annual Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except pursuant to a valid business purpose or as required by laws and requirements of public authorities. This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under this lease.*

         (n) Owner, at its sole cost and expense, shall refurbish and maintain the landscaping surrounding the main entrance and upper level of the demised premises in a manner consistent with a first class executive park. Such work shall cost approximately $10,000.00 and shall be performed by Owner at a time to be determined by Owner but in any event prior to June 30, 1996.*

                                                                    MULTI/MAS 88

         59. Amendments to Printed Form.

             (a) Article 6 is further amended by adding the following at the end thereof:

             In the event of any increase in the fire insurance rate on the Building and/or its contents during the term of this lease, caused by Tenant or the nature or conduct of Tenant's use of the demised premises, Tenant shall pay to Owner, the amount of the increase in the cost of such insurance to Owner and other tenants of the Building, within ten (10) days after Owner has submitted to Tenant a statement setting forth the amount due. In determining whether Tenant's use or occupancy has resulted in an increase in the rate of fire insurance applicable to the Building or any property located therein, the basis of comparison shall be the rate which would be in effect were the Tenant not occupying the Building.

         Tenant, at Tenant's sole cost and expense, shall provide, keep and maintain fire extinguishers and any other nonstructural fire safety equipment required by laws and requirements of public authorities. At the expiration or earlier termination of the term of this lease, Tenant may remove from the demised premises any fire extinguishers provided by Tenant.

             (b) Article 7  is amended by adding the following paragraph:

             Notwithstanding anything contained herein to the contrary, and at the election of the holder of any current or future mortgage encumbering all or a portion of the demised premises, such mortgage shall be subordinate to this lease with the same force and effect as if this lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said mortgage, except however that the said subordination of the mortgage to the lease shall not affect nor be applicable to and does expressly exclude:

               (i) The prior right, claim or lien of the said mortgagee in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the mortgaged premises, and to the right of disposition thereof in accordance with the provisions of the said mortgage;

              (ii) The prior right, claim and lien of the said mortgagee in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said mortgaged premises and as to the right of disposition thereof in accordance with the terms of the said mortgage; and

             (iii) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said mortgage and the execution of this lease, or any lien or judgment which may arise at any time under the terms of this lease.

         Although this clause shall be self-operative upon the election of any such mortgagee, in confirmation hereof, Tenant shall execute promptly any certificate that Owner or such mortgagee may request.

             (c) Article 9 is amended by adding the following:

             "Notwithstanding the provisions of Article 9, if the demised premises or a major part thereof shall be totally, or substantially, damaged or destroyed or rendered completely, or substantially, untenantable on account of fire, casualty or other

                                                                    MULTI/MAS 88

cause (other than fire, casualty or other cause relating to Tenant's act or failure to act where it had a duty to act), the rent and additional rent shall completely abate as of the date of the damage or destruction and until Owner shall repair, restore, replace and rebuild the demised premises (subject to Owner's right to elect not to restore the same); provided, however, that should Tenant reoccupy a portion of the demised premises for the purpose of conducting business during the period the restoration work is taking place and prior to the date that the same is made completely tenantable, rent and additional rent shall be apportioned and payable by Tenant in proportion to the part of the demised premises occupied by it. Nevertheless, in case of any substantial damage or destruction to the demised premises, Tenant, as its sole remedy, may cancel this lease by written notice to Owner, if (i) within 30 days from the date of the damage or destruction, Owner does not deliver to Tenant a written certification to the effect that the restoration can be completed within six months from the date of the casualty; (ii) within 90 days of the date of damage of destruction Owner does not let a contract which shall provide for the complete restoration of the demised premises within a period of six (6) months from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within 120 days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion within six (6) months of the date of damage or destruction; provided that Tenant shall not be entitled to cancel this lease pursuant to this sentence more than 10 days after Owner shall have given written notice to Tenant that the state of facts specified in clauses (i), (ii) or (iii) of this sentence, as the case may be, has occurred. The period for the completion of the required repairs and restoration work shall be extended by the number of days lost in the event such loss results from unavoidable delays, or any cause beyond the reasonable control of Owner."*

              (d) Article 11 is amended by adding the following paragraph:

              (1) Notwithstanding the foregoing provision of this Article, Tenant may sublet all of the demised premises, but not less than all, to one subtenant, for occupancy and use as permitted by Article 2, provided however, that Tenant shall first obtain the consent of Owner, which consent shall not be unreasonably withheld or delayed. In addition, Tenant may sublet each of the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises as separate units, to one subtenant each, for occupancy and use as permitted by Article 2; provided however, that Tenant shall first obtain the consent of Owner, which consent shall not be unreasonably withheld or delayed. The consent by Owner to any subletting shall not in any way be considered to relieve Tenant from obtaining the express consent of Owner to any further subletting.*

              (2) If Tenant shall have a bona fide intention to sublet the demised premises, as stated above, it shall first notify Owner of such fact and of the terms of Tenant's proposed subrental and other terms of subletting, and:

                  (i) If Tenant intends to sublet all or the demised premises, then and in such event Owner shall have the option, exercisable by notice within 30 days after the date of Tenant's notice, to elect to cancel this lease, effective as of 6 months from the last day of the month in which Owner shall have given such notice. Upon any such cancellation of this lease by Owner, Tenant shall have no further obligations to Owner with respect to this lease except for obligations accrued up to the date of cancellation.

                                                                    MULTI/MAS 88

              If Tenant intends to sublet less than all of the demised premises as permitted under Section (1) above for a term that expires within six months prior to the Expiration Date of this lease, Owner shall have the option, exercisable by notice within 30 days after the date of Tenant's notice, to elect to delete from the demised premises the space which Tenant proposes to sublet. If space is deleted from the demised premises, then effective as of the date of such deletion of space, the Fixed Annual Rent hereunder shall abate proportionately according to the ratio that the number of square feet of Rentable Area in the deleted space bears to the number of square feet of Rentable Area in the entire demised premises and all other provisions of this lease shall be appropriately amended (and the parties shall execute and deliver an amendment to this lease) so as to reflect such diminished square footage of Rentable Area of the demised premises. Upon any such deletion of space by Owner, Tenant shall have no further obligation to Owner with respect to the deleted space, except for obligations accrued up to the date of space deletion. Any reasonable costs incurred by Owner in separating the deleted space from the remainder of the demised premises, including but not limited to, the erection of demising walls, the installation and/or separation of meters, restrooms, doorways, etc. shall be borne by Tenant.

                    (ii) If Owner shall not have elected to cancel or delete space as aforedescribed, and if within a period of 6 months from the date of Tenant's notice, Tenant has not requested Owner's consent to a specific subletting, then the provisions of this Article requiring Tenant to give notice to Owner of intended subletting, and any Owner's rights to elect, shall again prevail.

                   (iii) If Owner shall not exercise the option to cancel this lease or delete space, Tenant may actively seek to obtain an appropriate subtenant, and Tenant shall submit (x) the name and address of such proposed subtenant, (y) reasonably satisfactory information as to the nature and character of the business of the proposed subtenant, and as to the proposed nature of its proposed use of the space, and (z) banking, financial and other information relating to the proposed subtenant reasonably sufficient to enable Owner to determine the financial responsibility and character of the proposed subtenant.

              (iv) In determining whether or not to consent to a proposed subletting, Owner may take into consideration all relevant factors surrounding the proposed sublease, including the following:

                   a.  The business reputation of the proposed subtenant.

                   b. The nature of the business and the proposed use of the demised premises by the proposed subtenant.

                   c.  The financial condition of the proposed subtenant.

                   d. Restrictions contained in leases of other tenants of the Building (but said restrictions shall not prohibit the use of the demised premises specified in Article 2).

                   e. Not more than four subtenants, shall occupy the demised premises at any one time.

                                                                    MULTI/MAS 88

         (3) If such proposed subletting is effected by Tenant, Tenant shall pay to Owner a sum equal to 50% of (i) any rent or other considerations paid to Tenant by any subtenant less expenses or such subleasing (including but not limited to brokerage commissions and costs of improvements) in excess of the rent allocable to the demised premises which is then payable by Tenant to Owner pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any such subletting. All sums payable hereunder by Tenant shall be payable to Owner upon receipt thereof by Tenant. Notwithstanding the foregoing, at the option of the holder of any mortgage encumbering the Building, this Section shall be inapplicable during any period that such holder is Owner hereunder. This Section shall not be applicable to any assignment of this lease by reason of a merger, consolidation or other corporate reorganization by Tenant.*

         (4) Tenant shall not knowingly advertise its space for subletting at a rental rate lower than the greater of the then comparable rental rate for such space in the Town of Mount Pleasant or the rental rate under this lease for such space. When Owner or an affiliate of Owner has other equivalent space available for leasing for a comparable term by Owner or an affiliate of Owner, Tenant shall not sublet all or any portion of the demised premises to an occupant of any space in the Building (or the Park if applicable), or to any party which has negotiated with Owner or an affiliate of Owner for any space during the 9 months immediately preceding Tenant's request for Owner's consent.*

         (5) Tenant may not exercise its rights under this Article prior to the Commencement Date.

         (6) No sublease of the demised premises shall be effective unless and until Tenant delivers to Owner duplicate originals of the instrument of sublease (containing the provisions required by section (7)) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.

         (7) All subleases shall (i) be expressly subject to all of Tenant's obligations hereunder, (ii) provide that the sublease shall not be assigned, encumbered or otherwise transferred, that the premises thereunder shall not be further sublet by the sublessee, in whole or in part, and that the sublease shall neither suffer nor permit any portion of the sublet premises to be used or occupied by others without the prior consent of Owner in each instance and (iii) contain substantially the following provision:

         "In the event a default under any superior lease of all or any portion of the premises demised hereby results in the termination of such superior lease, this lease shall, at the option of the lessor under any such superior lease, remain in full force and effect and the tenant hereunder shall attorn to and recognize such lessor as Owner hereunder and shall promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The lessee hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby."

         (8) Tenant shall remain fully responsible and liable for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of Tenant hereunder and any such violation shall be deemed a violation by Tenant. Tenant shall pay Owner on demand any reasonable expenses incurred by Owner in acting upon any request for consent to subletting pursuant to this Article.

                                                                    MULTI/MAS 88

         (9) Whether or not Owner shall give its consent to any proposed sublease, Tenant shall indemnity, defend and save harmless Owner against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney's fees) resulting from any claims that may be made against Owner by the proposed sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed or final sublease.*

         60. Option to Extend.

         (a) If the term of this lease shall then be in full force and effect and Tenant is not in default hereunder beyond applicable notice and grace periods, Tenant shall have the option to extend the term of this lease for a period of five (5) years (the "Extension Term") commencing on the day immediately following the Expiration Date, provided however that Tenant shall give Owner notice of its election to extend the term no earlier than 15 months prior to the Expiration Date nor later than 9 months prior to the Expiration Date of the initial term. Time shall be of the essence in connection with the exercise of Tenant's option pursuant to this Article.

         (b) Such extension of the term of this lease shall be upon the same covenants and conditions, as herein set forth except for the Fixed Annual Rent (which shall be determined in the manner set forth below), and except that Tenant shall have no further right to extend the term of this lease after the exercise of the single option described in paragraph (a) of this Section, subject, however, to the provisions of clause (w) of Section 61(A)(i). If Tenant shall duly give notice of its election to extend the term of this lease, the Extension Term shall be added to and become a part of the term of this lease (but shall not be considered a part of the initial term), and any reference in this lease to the "term of this lease", the "term hereof", or any similar expression shall be deemed to include such Extension Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Extension Term. Owner shall have no obligation to perform any alteration or preparatory or other work in and to the demised premises and Tenant shall continue possession thereof in its "as is" condition.

         (c) If Tenant exercises its option for the Extension Term, the Fixed Annual Rent during the Extension Term shall be 95% of the fair market rent for the demised premises, as hereinafter defined.

         (d) Owner and Tenant shall use their best efforts, within 30 days after Owner receives Tenant's notice of its election to extend the term of this lease for the Extension Term ("Negotiation Period"), to agree upon the Fixed Annual Rent to be paid by Tenant during the Extension Term. If Owner and Tenant shall agree upon the Fixed Annual Rent for the Extension Term, the parties shall promptly execute an amendment to this lease stating the Fixed Annual Rent for the Extension Term.

         (e) If the parties are unable to agree on the Fixed Annual Rent for the Extension Term during the Negotiation Period, then within 15 days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the premises for the Extension Term. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and tenants) in Westchester County. If a party does not appoint a person to act as an appraiser within said 15 day period, the person appointed by the other party shall be the sole appraiser and shall

                                                                    MULTI/MAS 88

determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

         If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within 15 days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said 15 day period, the third person shall be appointed by the American Arbitration Association, upon the application of Owner or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

         The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however to such limitations as may be placed on them by the provisions of this lease.

         Notwithstanding the foregoing, in no event shall the Fixed Annual Rent during the Extension Term be less than the Fixed Annual Rent during the last year of the initial term of this lease.

         (f) After the fair market rent for the Extension Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this lease stating the Fixed Annual Rent for the Extension Term.

         (g) If the Fixed Annual Rent for the Extension Term has not been agreed to or established prior to the commencement of the Extension Term, then Tenant shall pay to Owner an annual rent ("Temporary Rent") which Temporary Rent shall be equal to 150% of the Fixed Annual Rent payable by Tenant for the last year of the initial term. Thereafter, if the parties shall agree upon a Fixed Annual Rent, or the Fixed Annual Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Annual Rent is greater than the Temporary Rent, Tenant shall promptly pay to Owner the difference between the Fixed Annual Rent determined by agreement or the appraisal process and the Temporary Rent, or
(ii) if such Fixed Annual Rent is less than the Temporary Rent, Owner shall credit to Tenant's subsequent monthly installments of Fixed Annual Rent the difference between the Temporary Rent and the Fixed Annual Rent determined by agreement or the appraisal process.

         (h) In describing the fair market rent during the Extension Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the initial term) (for 5 year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is


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
                                                                    MULTI/MAS 88

under undue duress) for comparable space in the Building and in comparable buildings in the Town of Mount Pleasant.

         (i) The option granted to Tenant under this Article 60 nay be exercised only by Tenant, its affiliates, permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise this option subsequent to the date Owner shall have the right to give the notice of termination referred to in
Article 17 unless Tenant cures the default within the applicable grace period. Notwithstanding the foregoing, Tenant shall have no right to extend the term if, at the time it gives notice of its election (i) Tenant shall not be in occupancy of substantially all of the Demised Premises or (ii) the demised premises or any part thereof shall be the subject of a sublease. If Tenant shall have elected to extend the term, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the commencement of the Extension Term, Tenant shall sublease all or any portion of the demised premises.*

         61. Option For Fourth Additional Premises. A. (i) Subject to the provisions of this Article, Tenant shall have the option to lease from Owner the space designated as Fourth Additional Premises on the attached floor plan, consisting of approximately 14,255 square feet, ("Fourth Additional Premises") for a term commencing on the earlier of (i) the expiration or termination of the existing space lease for such Fourth Additional Premises or (ii) November 1, 1999. In no event shall Owner fail to deliver the Fourth Additional Premises by November 1, 1999, unless such failure is caused by (i) unavoidable delays or
(ii) the tenant presently occupying the Fourth Additional Premises holds over in the Fourth Additional Premises without Owner's permission. In such event, if Tenant has exercised its option as set forth herein, Owner shall use its best efforts to evict the existing tenant as expeditiously as possible. Owner shall notify Tenant if Owner shall be unable to deliver the Fourth Additional Premises by November 1, 1999.

In the event the Fourth Additional Premises are not delivered by Owner (for reasons other than that the present tenant occupying the Fourth Additional Premises holds over in the Fourth Additional Premises) by February 1, 2000, Tenant, as its sole remedy, may elect to terminate this lease, provided that notice of such election shall be given to Owner no later than February 11, 2000, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other. If Tenant shall terminate this lease pursuant to this paragraph, the effective date of termination shall be August 31, 2000.

If Tenant shall not be in default beyond applicable notice and cure periods on the expiration or termination date of the existing space lease for the Fourth Additional Premises and the date upon which Tenant shall exercise the option hereinafter referred to, Tenant shall have the option to lease all, but not less than all of the Fourth Additional Premises on an as-is basis, provided Tenant gives Owner written notice of such election within 30 days after Tenant shall receive Owner's notice that such Fourth Additional Premises is available for leasing to Tenant. If Tenant fails or refuses to exercise this option within the time period set forth above (time being of the essence), then and in such event Tenant shall have no further rights under this Section with respect to such Fourth Additional Premises. If Tenant shall elect to lease said Fourth Additional Premises: (t) said Fourth Additional Premises shall be deemed incorporated within and part of the demised premises on the date that Owner shall notify Tenant that such Fourth Additional


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
                                                                    MULTI/MAS 88

Premises is ready for occupancy by Tenant, (u) the Fixed Annual Rent payable under the lease shall be increased by an amount such that during the balance of the term of this lease the Fixed Annual Rent for said Fourth Additional Premises shall be 95% of the then fair market rent for the Fourth Additional Premises, as determined in the manner set forth in clause (ii) below, (v) provided that Tenant shall have a net worth (as determined in accordance with generally accepted accounting principles) at the time it exercises its option hereunder in an amount at least equal to 95% of the net worth of Tenant on the date of this lease (as determined in accordance with generally accepted accounting principles), Owner shall reimburse Tenant in an amount not to exceed the product of (x) $188,878.75 multiplied by (z) a fraction, the numerator of which shall be the number of days between the date that Tenant shall take occupancy of the Fourth Additional Premises and the Expiration Date of the three year extension term of this lease (as determined by clause (w) below) and the denominator of which shall be 1,825 ("Owner's Fourth Additional Premises Reimbursement"), for work to be performed by Tenant in the Fourth Additional Premises; such reimbursement to be made promptly after Owner's receipt of paid invoices evidencing the cost of Tenant's work in the Fourth Additional Premises (Tenant shall submit certified financial statements of Tenant to Owner at the time of its exercise of its option hereunder evidencing Tenant's net worth), provided, however, that in the event that Tenant shall employ Owner to perform Tenant's work in the Fourth Additional Premises, then in lieu of reimbursing Tenant for the cost of Tenant's work, Owner shall credit Tenant in an amount equal to Owner's Fourth Additional Reimbursement against the cost of the work to be performed by Owner in the Fourth Additional Premises, (w)(1) the term of this lease shall be deemed automatically extended for a period of three (3) years commencing on the day immediately following the Expiration Date and (2) Article 60 shall remain in full force and effect, mutatis mutandis, except that Article 60 shall be amended so that Tenant shall have an option to extend the term of this lease for an additional period of two (2) years instead of five (5) years,
(x) the number of parking spaces for executive cars shall be increased by seven
(7) spaces and the number of parking spaces for employee cars shall be increased by sixty-four (64) spaces, (y) Tenant's Proportionate Share shall be increased by 28.51%, and (z) all other terms and provisions set forth in the lease shall apply, except that Owner not be required to perform any work with respect to said Fourth Additional Premises (except Tenant may use Owner's architectural design services in connection with Tenant's work in the Fourth Additional Premises without additional charge). If the term of this lease is deemed extended pursuant to clause (w) above, the Fixed Annual Rent payable by Tenant for the entire demised premises during such extension term shall be 95% of the fair market rent for the demised premises as determined by clause (ii) below, mutatis mutandis. The fair market rent for the Fourth Additional Premises and the fair market rent for the entire demised premises during the extension term shall be determined at the same time.*

         The parties shall promptly execute an amendment of this lease confirming Tenant's election to lease said Fourth Additional Premises, the incorporation of said Fourth Additional Premises into the demised premises and, if applicable, the extension of the term of this lease.*

         (ii) Owner and Tenant shall use their beat efforts, within 30 days after Owner receives Tenant's notice of its election to lease said Fourth Additional Premises, ("Negotiation Period") to agree upon the Fixed Annual Rent to be paid by Tenant for said Fourth Additional Premises. If Owner and Tenant shall agree upon the Fixed Annual Rent, the parties shall promptly execute an amendment to this lease stating the Fixed Annual Rent for the Fourth Additional Premises.

                                                                    MULTI/MAS 88

         If the parties are unable to agree on the Fixed Annual Rent for said Fourth Additional Premises during the Negotiation Period, then within 15 days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Fourth Additional Premises. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Westchester County. If a party does not appoint a person to act as an appraiser within said 15 day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

         If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within 15 days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said 15 day period, the third person shall be appointed by the American Arbitration Association, upon the application of Owner or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.*

         The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this lease.

         After the Fixed Annual Rent for the Fourth Additional Premises has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this lease stating the Fixed Annual Rent for the Fourth Additional Premises.

         If the Fixed Annual Rent for said Fourth Additional Premises has not been agreed to or established prior to the incorporation of said Fourth Additional Premises in the demised premises, then Tenant shall pay to Owner an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed Annual Rent, on a per square foot basis, then being paid by Tenant for the demised premises.

         Thereafter, if the parties shall agree upon a Fixed Annual Rent, or the Fixed Annual Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Annual Rent is greater than the Temporary Rent, Tenant shall promptly pay to Owner the difference between the Fixed Annual Rent determined by agreement or the appraisal process and the

                                                                    MULTI/MAS 88

Temporary Rent, or (ii) if such Fixed Annual Rent is less than the Temporary Rent, Owner shall credit to Tenant's subsequent monthly installments of Fixed Annual Rent the difference between the Temporary Rent and the Fixed Annual Rent determined by agreement or the appraisal process.

         In determining the fair market rent for said Fourth Additional Premises, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the Town of Mount Pleasant. In no event shall the Fixed Annual Rent for the Fourth Additional Premises, on a per square foot basis, be less than the Fixed Annual Rent for the demised premises, on a per square foot basis.

         B. The option granted to Tenant under this Article 61 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise any of such options subsequent to the date Owner shall have the right to give the notice of termination referred to in Article 17. Notwithstanding the foregoing, Tenant shall have no right to exercise the option granted to Tenant hereunder if, at the time it gives notice of such election (i) Tenant shall not be in occupancy of substantially all of the demised premises or (ii) the demised premises or any part thereof shall be the subject of a sublease. If Tenant shall have elected to exercise its option hereunder, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Fourth Additional Premises, Tenant shall sublease all or any part of the demised premises.*

                                                                    MULTI/MAS 88

                                                                     Exhibit "A"

                             Rules and Regulations

1. Tenant shall keep the Tenant's loading dock areas, if any, free of refuse and debris.*

2. The sidewalks, entrances, passages, lobbies, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises. Tenant shall not permit any of its invitees to congregate in any of said areas. No door mat shall be placed or left in any public hall (or outside any entry door of the demised premises). No property of Tenant may be kept or placed outside the demised premises.

3. Tenant and its invitees shall not litter any portion of any public area of the Building, the Park, if applicable, or the Real Property.

4. Tenant shall not mark, paint, drill into or in any way deface any part of the demised premises or the Building, except pursuant to Articles 3 and 56 of this lease. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Owner, and as Owner may direct.*

5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways and other public places shall not be covered or obstructed by Tenant, except for window blinds or other window decorations. Bottles, parcels and other articles shall not be placed on window sills by Tenant.*

6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules by Tenant.

7. Tenant shall not discharge or permit to be discharged any materials, which may cause damage, into waste lines, vents or flues. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed and constructed, and no sweepings, rubbish, rags, corrosives, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of such fixtures shall be borne by the tenant who, or whose invitees, shall have caused the same.

8. No unreasonable noise (including, but not limited to, music or the playing of musical instruments, recordings, radio or television) which, in Owner's judgment, might disturb other tenants in the Building or the Park, if applicable, shall be made or permitted by Tenant. Nothing shall be done or permitted in the demised premises by Tenant which would unreasonably impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or the Park, if applicable. Tenant shall not throw anything out of the doors, windows or skylights or into the passageways.*

9. No equipment which generates unreasonable noise or vibration may be installed in the demised premises except with the prior consent of Owner, and as Owner may direct. Any condition which causes transmission of sounds, noise or vibrations outside of the demised premises shall be corrected by Tenant.*

10. Neither Tenant nor its invitees shall bring or keep upon the demised premises any explosive fluid, chemical or substance.

                                                                    MULTI/MAS 88

     nor any flammable or combustible objects or materials, except pursuant to
     Section 58(k) of this lease.*

11. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior consent of Owner. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Owner.

12. No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the demised premises or the Building without the prior written consent of Owner, except pursuant Article 51 of this lease. In the event of the violation of the foregoing by Tenant, Owner may remove the same without any liability, and may charge the expense incurred in such removal to Tenant. Interior signs and lettering on doors and directory tablets shall, if and when approved by Owner, be inscribed, painted or affixed by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.*

13. Owner reserves the right to rescind, alter or waive any Rule or Regulation at any time prescribed for the Building, when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, Real Property or the Park, if applicable, or the preservation of good order therein, or the operation or maintenance of the Building, or the Park, if applicable, or the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration or waiver of any Rule or Regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant. Owner shall not discriminate against Tenant in the promulgation or enforcement of the Rules and Regulations.*

14. Tenant shall, upon the termination of its tenancy, turn over to Owner all keys of the demised premises and stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of any keys, Tenant shall pay to Owner the cost of replacing the locks and keys.

15. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not cause or permit any odors of cooking or other processes or any odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the demised premises except as is expressly permitted in the lease.

16. Tenant shall keep all windows in the demised premises clean at all times. However, Tenant shall not be required to clean windows more often than once every two (2) months.

17. Owner shall not unreasonably withhold or delay from Tenant any approval provided for in the Rules and Regulations.

                                                                    MULTI/MAS 88

                                                                     Exhibit "B"

                               WORK SPECIFICATIONS

Premises will be delivered in broom clean condition finished substantially "as is" except as set forth under Additional Work Specifications hereinbelow, if any, and the Floor Plans attached.

Walls, doors, ceilings and floors shall be as currently installed. All alterations, additions or deletions called for in the Additional Work Specifications or in the floor plan attached hereto shall be furnished and prepared to the standards now existing on the premises.

Convenience wall outlets, lighting switches, and lighting fixtures shall be as installed. Supplementary or replacement lamping by Tenant. Tenant shall not overload electric circuits.

Standard duplex convenience outlets, ceiling lighting, lighting switches, heating and air conditioning equipment, meter and main control panel shall be wired and operative. Any wiring distribution other than for the above may be used by Tenant to the extent serviceable but is not warranted by Owner as to operating condition.

Heating and air conditioning equipment has been installed and will be turned over to Tenant in good operating condition. Tenant shall be responsible for the maintenance thereof in accordance with Article 58 (i) of this Lease.

Heating equipment is designed for maintaining 70-degrees F. when outside temperature is 0-degrees F. and wind velocity is 15 MPH. Air conditioning equipment is designed to maintain a 15-degrees temperature draw-down when the outside temperature is 95-degrees F. dry bulb and 75-degrees F. wet bulb. Air conditioning specifications are designed on the basis of doors and windows being closed as well as all windows in the air conditioned premises being provided with venetian blinds, shades or drapes which shall be closed, depending on the position of the sun. Tenant shall install, repair or supplement such window coverings as necessary. Existing window blinds shall remain throughout the demised premises.

Electric Service

The premises shall be equipped with an electric meter and control panel capable of supplying a minimum of 500 Amperes, 120/208V, 3 phase 4 wire to the premises.

Floor Load

Tenant shall not impose a floor load greater than 75 lbs. per square foot on the upper level and 300 lbs. per square foot on the lower level, except as may otherwise be set forth on the attached Floor Plan.

Rest Rooms

Rest rooms are as shown on the attached floor plan.

Additional Work Specifications

Owner, at its sole cost and expense, shall (i) paint the Initial Premises and First Additional Premises in a color to be chosen by Tenant from Owner's standard paint selection chart, (ii) carpet the Initial Premises and First Additional Premises in a color to be chosen by Tenant from Owner's standard carpet selection chart, and

                                                                    MULTI/MAS 88

(iii) install new ceiling tile (Owner's standard) in the Initial Premises and First Additional Premises.

All selections or designations to be made by Tenant are to be made within five
(5) business days after request by Owner. If Tenant has not made such designations or selections within said period, the Owner shall be authorized to do so on behalf of Tenant.